Exhibit 99.1

FORM OF PLUG POWER INC.

NON-QUALIFIED STOCK OPTION AGREEMENT

UNDER THE

PLUG POWER INC.

1999 STOCK OPTION AND INCENTIVE PLAN

Name of Optionee:	Grant Date:
No. of Option Shares:	Expiration Date:
Option Exercise Price per Share:	[Up to 10 years from Grant Date]

Pursuant to the Plug Power Inc. 1999 Stock Option and Incentive Plan (the “Plan”), Plug Power Inc. (the “Company”) hereby grants to the Optionee named above, who is an officer, employee or consultant of the Company or any of its Subsidiaries, an option (the “Stock Option”) to purchase on or prior to the Expiration Date specified above, all or part of the number of shares (the “Option Shares”) of Common Stock, par value $.01 per share (the “Stock”) of the Company specified above, at the Option Exercise Price per Share specified above, subject to the terms and conditions set forth herein and in the Plan.

Vesting Schedule. No portion of this Stock Option may be exercised until such portion shall have vested. Except as set forth below, and subject to the discretion of the Administrator (as defined in Section 2 of the Plan) to accelerate the vesting schedule hereunder, this Stock Option shall be vested and exercisable with respect to the following number of Option Shares on the dates indicated:

Number of Option Shares exercisable	Vesting Date

[The number of options and vesting schedule is at the discretion of the Administrator. The vesting schedule has historically ranged from immediate vesting to a term of four years.]

Refer to 1999 Stock Option and Incentive Plan Summary and Prospectus and Grant Agreement terms and conditions located on the I drive Human Resources/Public for additional details such as: Manner of Exercise, Termination of Employment, Incorporation of Plan, Transferability, Tax Withholding, Effect of Employment Agreement, etc.

PLUG POWER INC.

/s/ Roger Saillant

Title: President and Chief Executive Officer

The foregoing Agreement is hereby accepted and the terms and conditions thereof hereby agreed to by the undersigned.

Date:
Optionee’s Signature Optionee’s name and address (Printed):